                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-108397 of The Frontier Fund on Form S-1 of our report dated January 7, 2004 (January 29, 2004 as to Note 2), on The Frontier Fund and our report dated January 29, 2004, on Equinox Fund Management, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading "EXPERTS" in such Prospectus.

Deloitte & Touche LLP
Princeton, New Jersey

May 25, 2004